EXHIBIT 99.1

WestRock Reports Strong Fiscal 2015 Third Quarter

NORCROSS, Ga., July 29, 2015 (GLOBE NEWSWIRE) -- WestRock Company (WestRock) (NYSE:WRK) today announced results for its fiscal third quarter, which ended June 30, 2015. On July 1, 2015, Rock-Tenn Company (RockTenn) and MeadWestvaco Corporation (MeadWestvaco) completed a strategic combination of their respective businesses. After completion of this transaction, RockTenn and MeadWestvaco became wholly owned subsidiaries of WestRock. In this release, the Company has presented selected financial results for the quarter ended June 30, 2015, for RockTenn and MeadWestvaco and has shown combined results for certain metrics.

Net sales for RockTenn for the quarter ended June 30, 2015, were $2.54 billion and segment income was $295 million compared to $263 million in the prior year quarter. RockTenn earnings were $1.10 per diluted share, including $13 million of restructuring and other costs. RockTenn adjusted earnings were $1.15 per diluted share. MeadWestvaco net sales were $1.42 billion and segment income was $207 million compared to $193 million in the prior year quarter.

During the pre-merger integration planning period, we made substantial progress in developing WestRock's post-close synergy capture activities and go-to-market strategies, and beginning on July 1, WestRock was able to immediately begin executing its plans. WestRock highlights to date include the following:

  Previously identified $300 million of merger-related synergies. The Company has established a total productivity and cost reduction goal that incorporates these merger-related cost reductions with the ongoing productivity efforts across the entire company. This combined merger-related synergy and performance improvement goal is $1.0 billion, before inflation, to be realized by September 30, 2018.

  Established a stockholder-friendly capital allocation strategy with which to manage the business:
    A target normalized Leverage Ratio of 2.25x – 2.50x;
    Announced an annualized dividend of $1.50 per share; and
    Announced a share repurchase authorization of up to 40 million shares.

  Merged the U.S. qualified defined benefit pension plans of RockTenn and MeadWestvaco on July 2, 2015, resulting in expected contribution savings of approximately $550 million cumulatively through 2024.

"WestRock's combined performance in the June quarter was outstanding. The progress we have made over the past several months to become one WestRock organization provides us with great momentum to achieve our strong business, earnings and cash flow potential for our stockholders," said Steve Voorhees, chief executive officer of WestRock. "The WestRock team is executing well as we create a global industry leader in consumer and corrugated packaging."

The financial results below illustrate the combined performance of RockTenn and MeadWestvaco for the quarter ended June 30, 2015, and June 30, 2014 (in millions, except leverage ratio).

	Three Months	Three Months
	Ended	Ended
	June 30, 2015	June 30, 2014	Change

Net Sales:
RockTenn	$2,539	$2,531	$8
MeadWestvaco	1,422	1,467	(45)
Combined	$3,961	$3,998	$(37)

Segment Income:
RockTenn	$295	$263	$32
MeadWestvaco	207	193	14
Combined	$502	$456	$46

LTM Net Income Attributable to Shareholders:
RockTenn	$545
MeadWestvaco	241
Combined	$786

Adjusted LTM EBITDA:
RockTenn	$1,637
MeadWestvaco	993
Combined	$2,630

Leverage Ratio	1.99x

The combined results in this release represent the addition of the two companies' individual results for the quarter ended June 30, 2015, and does not reflect WestRock's pro forma results on a GAAP basis. The combined results for RockTenn and MeadWestvaco in this release do not reflect all merger-related expenses since the merger occurred on July 1, 2015, nor do they include the effect of any purchase accounting adjustments, including but not limited to the elimination of intercompany sales, future run rates of depreciation and amortization, the write-off of inventory values stepped-up as required under purchase accounting or any conforming adjustments or changes in corporate allocations. There will be additional merger-related restructuring and other charges that will be expensed in WestRock's fourth quarter ending September 30, 2015. Adjusted LTM EBITDA and Leverage Ratio are non-GAAP financial measures. More information on these non-GAAP financial measures, including reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures, can be found in the Non-GAAP Financial Measures and Reconciliations section of this release. The Leverage Ratio is estimated as if the transaction closed on June 30, 2015.

Since RockTenn is the accounting acquirer in the transaction, unless otherwise indicated, the financial statements included in this release beginning on page seven reflect only the results of RockTenn prior to the merger. For subsequent fiscal periods, WestRock consolidated financial statements will include the results of the combined companies for periods following the merger.

Key Segment Results

WestRock will report future financial results in four reportable segments which represent the aggregation of similar operations across RockTenn and MeadWestvaco: Corrugated Packaging, Consumer Packaging, Specialty Chemicals, and Land and Development. Corrugated Packaging will consist of corrugated mill and packaging operations in North America, Brazil and India, and recycling operations, which reflect the combination of RockTenn's Corrugated Packaging and Recycling segments with MeadWestvaco's Industrial segment. Consumer Packaging will consist of consumer mills; folding carton; food and beverage; merchandising displays; home, health and beauty; and partition operations, which reflect the combination of MeadWestvaco's Food & Beverage and Home, Health & Beauty segments and RockTenn's Consumer Packaging and Merchandising Displays segments. Specialty Chemicals is the MeadWestvaco segment that manufactures and distributes specialty chemicals for the transportation, energy, and infrastructure industries. Land and Development is the MeadWestvaco Community Development and Land Management segment that develops and sells real estate primarily in the Charleston, South Carolina market. The results of RockTenn's segments can be found in the Segment Information and Segment Operating Statistics tables found later in this release.

The following is a summary of key metrics for WestRock's business reporting segments, as outlined above, on a combined basis for the quarter ended June 30, 2015. The presentation that follows combines the results of the respective operations without regard to the elimination of intersegment sales or other adjustments (in millions).

Corrugated Packaging
	Three Months	Three Months
	Ended	Ended
	June 30, 2015	June 30, 2014	Change

Segment Sales:
RockTenn	$1,891	$1,860	$31
MeadWestvaco	123	143	(20)
Combined	$2,014	$2,003	$11

Segment Income:
RockTenn	$217	$182	$35
MeadWestvaco	18	17	1
Combined	$235	$199	$36
  Corrugated box shipments in the RockTenn operations increased approximately 4% on an average shipping day basis as compared to the prior year quarter
  RockTenn Corrugated Segment EBITDA margins improved 200 basis points to 19.4% as compared to the prior year quarter
  Brazil corrugated box shipments in the MeadWestvaco operations increased 15% and the Tres Barras mill had record production rates with total paper shipments up 9%, both as compared to the prior year quarter
  MeadWestvaco Brazil corrugated EBITDA margin improved 530 basis points to 28.7%, as compared to the prior year quarter
Consumer Packaging

	Three Months	Three Months
	Ended	Ended
	June 30, 2015	June 30, 2014	Change

Segment Sales:
RockTenn	$693	$722	$(29)
MeadWestvaco	1,020	1,048	(28)
Combined	$1,713	$1,770	$(57)

Segment Income:
RockTenn	$78	$81	$(3)
MeadWestvaco	125	110	15
Combined	$203	$191	$12
  RockTenn folding carton achieved record fiscal third quarter sales and operating profit was the second highest fiscal third quarter in history
  MeadWestvaco Food and Beverage sales of $843 million were relatively flat to the prior year quarter, but up 2% on a constant currency basis; experienced strength in beverage from share gains
  Adjusted to exclude the Tobacco Folding Carton sale, MeadWestvaco Food and Beverage sales increased 3% compared to the prior year quarter
  Home, Health and Beauty sales were $177 million, down 12% versus prior year, including $5 million, or 2.5%, related to the disposal of the European Beauty and Personal Care Folding operation, and down 4% on a constant currency basis. Income of $20 million was up by 18%, despite the unfavorable currency impact of $3 million
  Merchandising Displays segment income of $12 million improved throughout the quarter, reflecting the progress we are making in aligning its cost profile
Specialty Chemicals:

	Three Months	Three Months
	Ended	Ended
	June 30, 2015	June 30, 2014	Change
MeadWestvaco
Segment Sales	$262	$285	$(23)
Segment Income	$62	$69	$(7)
  Record asphalt additive and activated carbon sales were more than offset by lower sales of oilfield chemicals and currency impact (sales decrease of 4% on a constant currency basis as compared to prior year fiscal quarter)
  Record plant operating rates resulted in strong productivity gains
  Segment EBITDA margin of 26.7%, and 27.9% on a constant currency basis (currency was a negative $6 million EBIT impact as compared to the prior year fiscal quarter)
Land and Development:

	Three Months	Three Months
	Ended	Ended
	June 30, 2015	June 30, 2014	Change
MeadWestvaco
Segment Sales	$22	$3	$19
Segment Income	$2	$(3)	$5
  Rural investment land sale of 6,867 acres for $18 million, or $2,627 per acre; no land sales in the prior year quarter
  Continued strength in Charleston, SC, real estate market; sold land in July 2015, for an automobile manufacturing facility in the region

Adjusted Total Debt

Adjusted Total Debt as if the merger had closed on June 30, 2015, was approximately $5.2 billion. The Leverage Ratio as if the merger had closed on June 30, 2015 was 1.99 times.

Conference Call

The Company will host a conference call to discuss the results of operations for the third quarter of fiscal 2015 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on July 30, 2015. The conference call will be webcast live with an accompanying slide presentation, along with a copy of this press release, at www.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 888-790-4710 (inside the U.S.) or 773-756-0961 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode WESTROCK. Replays of the call will be available through August 30, 2015, and can be accessed at 866-351-2785 (U.S. callers) and 203-369-0055 (outside the U.S.).

About WestRock

WestRock (NYSE:WRK) aspires to be the premier partner and unrivaled provider of paper and packaging solutions in consumer and corrugated markets. WestRock's 42,000 team members will support customers around the world from approximately 275 operating and business locations spanning North America, South America, Europe and Asia. For more information, visit www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements regarding, among other things, our merger-related synergy and performance improvement goal of $1.0 billion, before inflation, to be realized by September 30, 2018 that incorporates merger-related cost reductions with the ongoing productivity efforts across the entire company, our expected contribution savings of approximately $550 million cumulatively through 2024 as a result of merging the U.S. qualified defined benefit pension plans of RockTenn and MeadWestvaco, our expectation that the progress we have made over the past several months to become one WestRock organization provides us with great momentum to achieve our strong business, earnings and cash flow potential for our stockholders and our expectation of paying an annualized dividend of $1.50 per share, additional merger-related restructuring and other charges that will be expensed in the September quarter and WestRock's execution as we create a global industry leader in consumer and corrugated packaging. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; whether and when the spin-off of WestRock's Specialty Chemicals business will occur; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in RockTenn 's and MeadWestvaco's past filings with the Securities and Exchange Commission, including under the caption "Business – Forward-Looking Information" and "Risk Factors" in RockTenn's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and "Management's discussion and analysis of financial condition and results of operations – Forward-looking Statements" and "Risk factors" in MeadWestvaco's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These risks, as well as other risks associated with RockTenn, MeadWestvaco and WestRock are also more fully discussed under the caption "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Registration Statement on Form S-4 filed by WestRock on March 10, 2015 (which registration statement was amended on April 20, 2015, May 6, 2015, and May 18, 2015, and was declared effective on May 19, 2015). The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

NET SALES	$ 2,538.9	$ 2,530.9	$ 7,508.7	$ 7,287.1

Cost of Goods Sold	2,012.6	2,041.3	6,055.8	5,922.5

Gross Profit	526.3	489.6	1,452.9	1,364.6
Selling, General and Administrative Expenses	246.8	245.3	743.1	725.6
Pension Lump Sum Settlement and Retiree Medical Curtailment, net	(0.4)	--	11.5	--
Restructuring and Other Costs, net	13.1	13.3	35.7	45.1

Operating Profit	266.8	231.0	662.6	593.9
Interest Expense	(22.6)	(23.9)	(68.9)	(71.1)
Interest Income and Other Income (Expense), net	(0.7)	0.1	(1.0)	(0.9)
Equity in Income of Unconsolidated Entities	2.7	4.1	7.3	7.3

INCOME BEFORE INCOME TAXES	246.2	211.3	600.0	529.2

Income Tax Expense	(88.3)	(76.9)	(206.1)	(200.7)

CONSOLIDATED NET INCOME	157.9	134.4	393.9	328.5

Less: Net Income Attributable to Noncontrolling Interests	(1.5)	(1.1)	(2.6)	(2.7)

NET INCOME ATTRIBUTABLE TO ROCK-TENN COMPANY SHAREHOLDERS	$ 156.4	$ 133.3	$ 391.3	$ 325.8

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to Rock-Tenn Company shareholders	$ 156.4	$ 133.3	$ 391.3	$ 325.8
Less: Distributed and undistributed income available to participating securities	--	--	--	(0.1)
Distributed and undistributed income available to Rock-Tenn Company shareholders	$ 156.4	$ 133.3	$ 391.3	$ 325.7

Diluted weighted average shares outstanding	142.7	146.0	142.7	146.2

Diluted earnings per share	$ 1.10	$ 0.91	$ 2.74	$ 2.23

ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

NET SALES:

Corrugated Packaging	$ 1,798.5	$ 1,774.2	$ 5,294.6	$ 5,077.8
Consumer Packaging	497.7	497.0	1,462.1	1,458.4
Merchandising Displays	195.3	225.1	646.1	622.7
Recycling	92.4	85.4	248.5	275.1
Intersegment Eliminations	(45.0)	(50.8)	(142.6)	(146.9)

TOTAL NET SALES	$ 2,538.9	$ 2,530.9	$ 7,508.7	$ 7,287.1

SEGMENT INCOME:

Corrugated Packaging	$ 214.5	$ 179.8	$ 567.4	$ 470.6
Consumer Packaging	66.0	59.6	166.3	166.5
Merchandising Displays	11.9	21.4	23.0	57.7
Recycling	2.5	2.1	3.9	5.0

TOTAL SEGMENT INCOME	$ 294.9	$ 262.9	$ 760.6	$ 699.8

Pension Lump Sum Settlement and Retiree Medical Curtailment, net	0.4	--	(11.5)	--
Restructuring and Other Costs, net	(13.1)	(13.3)	(35.7)	(45.1)
Non-Allocated Expenses	(12.7)	(14.5)	(43.5)	(53.5)
Interest Expense	(22.6)	(23.9)	(68.9)	(71.1)
Interest Income and Other Income (Expense), net	(0.7)	0.1	(1.0)	(0.9)

INCOME BEFORE INCOME TAXES	$ 246.2	$ 211.3	$ 600.0	$ 529.2

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$ 157.9	$ 134.4	$ 393.9	$ 328.5

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	155.0	146.7	459.5	433.3
Deferred income tax expense	65.0	61.8	152.1	172.2
Share-based compensation expense	7.1	9.8	28.5	29.4
(Gain) loss on disposal of plant and equipment and other, net	(1.1)	1.6	1.3	(0.7)
Equity in income of unconsolidated entities	(2.7)	(4.1)	(7.3)	(7.3)
Pension and other postretirement funding more than expense	(73.3)	(130.8)	(120.6)	(217.3)
Impairment adjustments and other non-cash items	2.6	1.9	(3.0)	7.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(51.5)	(39.6)	69.0	104.0
Inventories	14.3	16.0	(7.8)	(22.1)
Other assets	(21.2)	6.5	(111.9)	(27.4)
Accounts payable	(34.4)	(39.7)	(41.8)	(45.5)
Income taxes	19.8	19.2	(10.5)	4.8
Accrued liabilities and other	28.3	34.3	15.2	(10.6)

NET CASH PROVIDED BY OPERATING ACTIVITIES	265.8	218.0	816.6	749.1

INVESTING ACTIVITIES:

Capital expenditures	(123.7)	(150.6)	(358.9)	(377.7)
Cash (paid) received for purchase of businesses, net of cash acquired	--	(340.7)	3.7	(400.7)
Return of capital from unconsolidated entities	0.4	6.4	0.8	6.8
Proceeds from the sale of subsidiary and affiliates	--	3.0	--	6.8
Proceeds from sale of property, plant and equipment	14.4	6.5	22.8	19.8
Proceeds from property, plant and equipment insurance settlement	--	1.5	--	4.9

NET CASH USED FOR INVESTING ACTIVITIES	(108.9)	(473.9)	(331.6)	(740.1)

FINANCING ACTIVITIES:

Additions to revolving credit facilities	31.8	60.1	180.7	202.9
Repayments of revolving credit facilities	(156.6)	(46.2)	(265.6)	(199.7)
Additions to debt	110.4	420.0	221.3	592.7
Repayments of debt	(96.1)	(120.3)	(473.9)	(450.0)
Commercial card program	2.6	0.8	2.0	0.8
Debt issuance costs	--	(0.2)	(0.1)	(0.4)
Issuances of common stock, net of related minimum tax withholdings	2.2	0.9	(24.6)	(12.9)
Purchases of common stock	--	(20.8)	(8.7)	(73.8)
Excess tax benefits from share-based compensation	0.3	0.4	16.7	14.9
Repayments to unconsolidated entity	(0.4)	(4.8)	(0.8)	(2.8)
Cash dividends paid to shareholders	(45.2)	(25.1)	(116.6)	(76.0)
Cash distributions to noncontrolling interests	(0.8)	(1.2)	(2.1)	(1.5)

NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(151.8)	263.6	(471.7)	(5.8)

Effect of exchange rate changes on cash and cash equivalents	(1.6)	0.1	(2.7)	0.4

INCREASE IN CASH AND CASH EQUIVALENTS	3.5	7.8	10.6	3.6

Cash and cash equivalents at beginning of period	39.7	32.2	32.6	36.4

Cash and cash equivalents at end of period	$ 43.2	$ 40.0	$ 43.2	$ 40.0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes, net of refunds	$ 3.0	$ (4.0)	$ 47.6	$ 10.6
Interest, net of amounts capitalized	5.4	6.3	47.0	49.4

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	June 30,	September 30,
	2015	2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 43.2	$ 32.6
Restricted cash	7.3	8.8
Accounts receivable (net of allowances of $24.1 and $25.1)	1,025.9	1,118.7
Inventories	996.2	1,029.2
Other current assets	232.2	243.2

TOTAL CURRENT ASSETS	2,304.8	2,432.5

Property, plant and equipment at cost:
Land and buildings	1,287.9	1,280.5
Machinery and equipment	7,326.2	7,076.2
Transportation equipment	15.9	15.8
Leasehold improvements	25.0	25.0
	8,655.0	8,397.5
Less accumulated depreciation and amortization	(2,872.4)	(2,564.9)
Net property, plant and equipment	5,782.6	5,832.6
Goodwill	1,919.5	1,926.4
Intangibles, net	621.9	691.1
Other assets	206.9	157.1

TOTAL ASSETS	$ 10,835.7	$ 11,039.7

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of debt	$ 129.0	$ 132.6
Accounts payable	752.5	812.8
Accrued compensation and benefits	223.8	224.4
Other current liabilities	211.0	190.7

TOTAL CURRENT LIABILITIES	1,316.3	1,360.5

Long-term debt due after one year	2,514.5	2,852.1
Pension liabilities, net of current portion	946.4	1,090.9
Postretirement medical liabilities, net of current portion	93.6	101.7
Deferred income taxes	1,227.5	1,132.8
Other long-term liabilities	166.6	180.6
Redeemable noncontrolling interests	14.1	13.7

Total Rock-Tenn Company shareholders' equity	4,556.1	4,306.8
Noncontrolling interests	0.6	0.6
Total Equity	4,556.7	4,307.4

TOTAL LIABILITIES AND EQUITY	$ 10,835.7	$ 11,039.7

Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Millions, Unless Otherwise Specified)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income Attributable to Rock-Tenn Company Shareholders
2013	$ 86.0	$ 324.7	$ 140.1	$ 176.5	$ 727.3
2014	109.7	82.8	133.3	153.9	479.7
2015	125.1	109.8	156.4

Diluted Earnings per Share
2013	$ 0.59	$ 2.23	$ 0.96	$ 1.20	$ 4.98
2014	0.75	0.57	0.91	1.06	3.29
2015	0.88	0.77	1.10

Depreciation & Amortization
2013	$ 138.1	$ 139.2	$ 132.4	$ 142.5	$ 552.2
2014	143.2	143.4	146.7	151.2	584.5
2015	151.8	152.7	155.0

Capital Expenditures
2013	$ 92.0	$ 102.0	$ 113.1	$ 133.3	$ 440.4
2014	100.6	126.5	150.6	156.5	534.2
2015	126.9	108.3	123.7

Mill System Operating Rates
2013	97.6%	96.1%	98.2%	97.1%	97.2%
2014	90.4%	94.3%	96.7%	95.2%	94.2%
2015	95.1%	92.6%	96.7%

Rock-Tenn Company Quarterly Statistics

Segment Operating Statistics
(Sales and Income In Millions, Shipments in Thousands of Tons Unless Otherwise Specified)

	1st Quarter	2nd Quarter	3rd Quarter		4th Quarter	Fiscal Year
Corrugated Packaging Segment Net Sales
2013	$ 1,589.8	$ 1,608.2	$ 1,719.3		$ 1,744.4	$ 6,661.7
2014	1,651.9	1,651.7	1,774.2		1,825.9	6,903.7
2015	1,768.2	1,727.9	1,798.5

Corrugated Packaging Intersegment Net Sales
2013	$ 28.6	$ 28.9	$ 27.2		$ 30.9	$ 115.6
2014	29.7	36.5	34.9		36.4	137.5
2015	32.5	30.7	27.9

Corrugated Packaging Segment Income
2013	$ 137.6	$ 107.6	$ 196.1		$ 237.5	$ 678.8
2014	157.7	133.1	182.3	(1)	248.4	721.5
2015	183.1	169.8	214.5

Corrugated Packaging Return On Sales
2013	8.7%	6.7%	11.4%		13.6%	10.2%
2014	9.5%	8.1%	10.3%	(1)	13.6%	10.5%
2015	10.4%	9.8%	11.9%

Corrugated Packaging Segment Shipments (2)
2013	1,869.6	1,860.0	1,922.2		1,921.7	7,573.5
2014	1,803.8	1,809.5	1,961.8		2,074.6	7,649.7
2015	1,995.8	1,936.7	2,032.6

Corrugated Container Shipments - BSF (3)
2013	19.0	18.7	19.5		19.1	76.3
2014	18.4	18.2	18.8		18.8	74.2
2015	18.8	18.9	19.6

Corrugated Container Per Shipping Day - MMSF (3)
2013	310.7	302.5	304.9		302.4	305.1
2014	301.5	288.8	298.2		294.7	295.8
2015	309.0	304.5	309.9

(1) Excludes $2.5 million of inventory step-up expense.
(2) Corrugated Packaging Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Corrugated mills plus Corrugated Container Shipments converted from BSF to tons. Excludes container shipments in Asia.
(3) MMSF - millions of square feet and BSF - billions of square feet and is included in the Corrugated Packaging Segment Shipments on a converted basis. Excludes container shipments in Asia.

Rock-Tenn Company Quarterly Statistics

Segment Operating Statistics
(Sales and Income In Millions, Shipments in Thousands of Tons Unless Otherwise Specified)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Consumer Packaging Segment Net Sales
2013	$ 452.8	$ 468.3	$ 482.1	$ 495.5	$ 1,898.7
2014	472.1	489.3	497.0	525.1	1,983.5
2015	478.8	485.6	497.7

Consumer Packaging Intersegment Net Sales
2013	$ 5.1	$ 5.4	$ 5.2	$ 9.4	$ 25.1
2014	5.7	5.3	6.9	14.0	31.9
2015	7.5	6.2	7.6

Consumer Packaging Segment Income
2013	$ 54.9	$ 50.5	$ 59.1	$ 66.8	$ 231.3
2014	57.6	49.3	59.6	72.3	238.8
2015	52.6	47.7	66.0

Consumer Packaging Return on Sales
2013	12.1%	10.8%	12.3%	13.5%	12.2%
2014	12.2%	10.1%	12.0%	13.8%	12.0%
2015	11.0%	9.8%	13.3%

Consumer Packaging Segment Shipments (1)
2013	368.5	380.1	396.2	403.0	1,547.8
2014	378.1	386.0	394.3	408.7	1,567.1
2015	371.2	378.5	388.6

Consumer Packaging Converting Shipments - BSF (2)
2013	4.9	5.2	5.3	5.3	20.7
2014	5.0	5.3	5.2	5.4	20.9
2015	5.2	5.3	5.5

Consumer Packaging Converting Per Shipping Day - MMSF (2)
2013	81.0	83.9	82.3	84.3	82.9
2014	82.0	83.6	82.9	84.4	83.2
2015	84.8	86.7	86.3

(1) Consumer Packaging Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Consumer mills plus Consumer Packaging Converting Shipments converted from BSF to tons. The shipment data excludes gypsum paperboard liner tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture.
(2) MMSF - millions of square feet and BSF - billions of square feet and is included in the Consumer Packaging Segment Shipments on a converted basis.

Rock-Tenn Company Quarterly Statistics

Segment Operating Statistics
(Sales and Income In Millions, Shipments in Thousands of Tons Unless Otherwise Specified)

	1st Quarter		2nd Quarter		3rd Quarter	4th Quarter		Fiscal Year
Merchandising Displays Segment Net Sales
2013	$ 161.9		$ 162.1		$ 166.4	$ 184.2		$ 674.6
2014	184.6		213.0		225.1	229.2		851.9
2015	238.2		212.6		195.3

Merchandising Displays Intersegment Net Sales
2013	$ 4.2		$ 3.9		$ 4.2	$ 4.8		$ 17.1
2014	4.4		4.6		3.7	4.6		17.3
2015	5.9		4.4		4.1

Merchandising Displays Segment Income
2013	$ 11.8		$ 12.7		$ 17.2	$ 22.7		$ 64.4
2014	19.3		17.3	(1)	21.4	15.2	(2)	73.2
2015	7.5	(3)	4.9	(4)	11.9

Merchandising Displays Return on Sales
2013	7.3%		7.8%		10.3%	12.3%		9.5%
2014	10.5%		8.1%	(1)	9.5%	6.6%	(2)	8.6%
2015	3.1%	(3)	2.3%	(4)	6.1%

Recycling Segment Net Sales
2013	$ 126.8		$ 130.7		$ 123.6	$ 113.0		$ 494.1
2014	99.6		90.1		85.4	88.1		363.2
2015	80.3		75.8		92.4

Recycling Intersegment Net Sales
2013	$ 6.3		$ 6.2		$ 6.5	$ 6.9		$ 25.9
2014	5.8		4.1		5.3	5.3		20.5
2015	5.4		5.0		5.4

Recycling Segment Income
2013	$ 4.3		$ 3.5		$ 2.0	$ 4.6		$ 14.4
2014	0.1		2.8		2.1	4.0		9.0
2015	1.8		(0.4)		2.5

Recycling Return on Sales
2013	3.4%		2.7%		1.6%	4.1%		2.9%
2014	0.1%		3.1%		2.5%	4.5%		2.5%
2015	2.2%		(0.5)%		2.7%

Fiber Reclaimed and Brokered
2013	1,945.0		1,802.5		1,819.2	1,826.6		7,393.3
2014	1,562.5		1,564.0		1,573.6	1,609.0		6,309.1
2015	1,628.0		1,576.6		1,781.8

(1) Excludes $0.3 million of inventory step-up expense.
(2) Excludes $0.3 million of inventory step-up expense.
(3) Excludes $1.1 million of inventory step-up expense.
(4) Excludes $0.2 million of inventory step-up expense.

Non-GAAP Financial Measures and Reconciliations

We have included financial measures that were not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, discuss the reasons that we believe this information is useful to management and may be useful to investors, and provide reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. These measures may differ from similarly captioned measures of other companies in our industry. The following non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Segment EBITDA Margins

Our management uses "Segment EBITDA Margins", along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. "Segment EBITDA Margin" is calculated for each segment by dividing that segment's EBITDA by Adjusted Segment Sales.

Set forth below is a reconciliation of RockTenn's Segment EBITDA margins to the most directly comparable GAAP measures, Segment Income and Segment Net Sales for the quarters ended June 30, 2015, and June 30, 2014:

Quarter Ended June 30, 2015

(In Millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Merchandising Displays	Recycling	Corporate / Other	Consolidated

Segment Net Sales	$1,798.5	$497.7	$195.3	$92.4	$(45.0)	$2,538.9
Less: Trade Sales	(78.5)	—	—	—	—	(78.5)
Adjusted Segment Sales	$1,720.0	$497.7	$195.3	$92.4	$(45.0)	$2,460.4

Segment Income	$214.5	$66.0	$11.9	$2.5		$294.9
Depreciation and Amortization	119.8	23.1	5.6	2.6	3.9	155.0
EBITDA	$334.3	$89.1	$17.5	$5.1

Segment EBITDA Margins	19.4%	17.9%	9.0%	5.5%

Quarter Ended June 30, 2014

(In Millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Merchandising Displays	Recycling	Corporate / Other	Consolidated

Segment Net Sales	$1,774.2	$497.0	$225.1	$85.4	$(50.8)	$2,530.9
Less: Trade Sales	(67.5)	—	—	—	—	(67.5)
Adjusted Segment Sales	$1,706.7	$497.0	$225.1	$85.4	$(50.8)	$2,463.4

Segment Income(1)	$182.3	$59.6	$21.4	$2.1		$265.4
Depreciation and Amortization	114.0	22.4	4.0	2.7	3.6	146.7
EBITDA	$296.3	$82.0	$25.4	$4.8

Segment EBITDA Margins	17.4%	16.5%	11.3%	5.6%

(1) Corrugated Packaging segment excludes $2.5 million of inventory step-up expense.

Adjusted EBITDA and Adjusted Total Debt

 "Adjusted EBITDA" is generally defined as Net Income Attributable to Shareholders plus: consolidated interest expense net of interest income, income tax expense, depreciation and amortization expense, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including certain restructuring and other costs, acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired, stock-based compensation expense and other items.

"Adjusted Total Debt" is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less the fair value of debt adjustment to bring the carrying value of the debt to be acquired in connection with the MeadWestvaco merger to fair value.

Our management uses Adjusted EBITDA and Adjusted Total Debt to evaluate our performance and to compare to our target Leverage Ratio of 2.25x – 2.50x. Management believes that investors also use these measures to evaluate our performance and our ability to use cash for various corporate purposes including the availability of stock buybacks or other activities. The "Leverage Ratio," is defined as Adjusted Total Debt divided by Adjusted EBITDA. As of the June 30, 2015 calculation, adjusted to estimate the impact of the July 1, 2015 merger, our Leverage Ratio was 1.99 times. While the Leverage Ratio under the Credit Agreement, which is calculated generally consistent with management's calculation, determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement.

Set forth below is a reconciliation of Adjusted EBITDA for the twelve months ended June 30, 2015, to the most directly comparable GAAP measure, Net Income Attributable to Shareholders for the respective companies and combined:

(In Millions)	RockTenn	MeadWestvaco	Combined

Net Income Attributable to Shareholders	$545.2	$241.0	$786.2
Interest Expense, net	81.9	151.0	232.9
Income Taxes	291.9	133.0	424.9
Depreciation and Amortization	610.7	346.0	956.7
EBITDA	$1,529.7	$871.0	$2,400.7
Restructuring and Other Costs, net	46.2	104.0	150.2
Stock-based Compensation	41.7	19.8	61.5
Other Non-Cash Items and Adjustments	19.4	(2.0)	17.4
Adjusted EBITDA	$1,637.0	$992.8	$2,629.8

Set forth below is a reconciliation of Adjusted Total Debt to the most directly comparable GAAP measures, Current portion of debt and Long-term debt due after one year as of June 30, 2015, for the respective companies and combined:

(In Millions, except ratio)	RockTenn	MeadWestvaco	Combined

Current Portion of Debt	$129.0	$62.0	$191.0
Long-Term Debt Due After One Year	2,514.5	1,745.0	4,259.5
Total Debt (1)	$2,643.5	$1,807.0	$4,450.5
Estimated Debt for merger stock repurchases and estimated transaction costs			775.0
Adjusted Total Debt			$5,225.5

Adjusted EBITDA			$2,629.8

Leverage Ratio			1.99x

(1) Total Debt does not include the estimated $337 million purchase accounting adjustment to record the carrying value of the debt acquired in connection with the merger to fair value. The current portion of debt following the merger was reduced by approximately $0.1 billion due to the timing of scheduled payments under the new credit facilities.

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP financial measures "adjusted net income" and "adjusted earnings per diluted share". Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and our board of directors use this information to evaluate our performance relative to other periods. We believe that the most directly comparable GAAP measures to adjusted net income and adjusted earnings per diluted share are Net income attributable to Rock-Tenn Company shareholders and Earnings per diluted share, respectively. Set forth below is a reconciliation of adjusted net income to Net income attributable to Rock-Tenn Company shareholders and adjusted earnings per diluted share to Earnings per diluted share.

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
(In Millions)	2015	2014	2015	2014

Net income attributable to Rock-Tenn Company shareholders	$156.4	$133.3	$391.3	$325.8

Restructuring and other costs and operating losses and transition costs due to plant closures	8.7	8.7	24.6	30.4
Pension lump sum settlement and retiree medical curtailment, net	(0.3)	—	7.6	—
Acquisition inventory step-up	—	1.6	0.8	1.8

Adjusted net income	$164.8	$143.6	$424.3	$358.0

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Earnings per diluted share	$1.10	$0.91	$2.74	$2.23

Restructuring and other costs and operating losses and transition costs due to plant closures	0.05	0.06	0.17	0.21
Pension lump sum settlement and retiree medical curtailment, net	―	―	0.05	―
Acquisition inventory step-up	―	0.01	0.01	0.01

Adjusted earnings per diluted share	$1.15	$0.98	$2.97	$2.45

Earnings per diluted share and adjusted earnings per diluted share in the table above, as well as the entire press release, reflect the two-for-one stock split in the form of a stock dividend that was effective on August 27, 2014.

MEADWESTVACO COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED
	June 30,	June 30,
	2015	2014

NET SALES:

Food and Beverage (1)	$ 843	$ 846
Home, Health and Beauty	177	202
Industrial	123	143
Specialty Chemicals	262	285
Community Development and Land Management	22	3
Intersegment Eliminations	(5)	(12)

TOTAL NET SALES	$ 1,422	$ 1,467

SEGMENT INCOME:

Food and Beverage (1)	$ 105	$ 93
Home, Health and Beauty	20	17
Industrial	18	17
Specialty Chemicals	62	69
Community Development and Land Management	2	(3)

TOTAL SEGMENT INCOME	$ 207	$ 193

(1) Net Sales and Segment Income for the three months ended June 30, 2015 and 2014 include the impact of the sold Tobacco Folding Carton operations. Adjusted for the sale, Net Sales and Segment Income were as follows:

Food and Beverage (F&B)

F&B Net Sales as reported	$ 843	$ 846
Less: F&B Net Sales of sold operations	(11)	(38)
F&B Adjusted Net Sales	$ 832	$ 808

F&B Segment Income as reported	$ 105	$ 93
Less: F&B Segment Income of sold operations	(1)	(1)
F&B Adjusted Segment Income	$ 104	$ 92

Brazil Segment EBITDA Margins

As discussed above, our management uses "Segment EBITDA Margins", along with other factors, to evaluate our segment performance against our peers and to highlight sections of our business. Set forth below is a reconciliation of MeadWestvaco's Industrial Segment EBITDA margins to the most directly comparable GAAP measures, Segment Income and Segment Net Sales for the quarters ended June 30, 2015, and June 30, 2014 (in millions, except percentages):

Quarter Ended June 30:	2015	2014

Segment Net Sales	$101.8	$119.3

Segment Income	$21.9	$18.7
Depreciation and Amortization	7.3	9.2
EBITDA	$29.2	$27.9

Segment EBITDA Margins	28.7%	23.4%

Constant Currency Measures

Our management uses Segment Sales, Segment Income and Segment EBITDA Margins as well as those factors held on a constant currency basis, i.e. eliminating the impact of the change in currency from the comparison period along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. "Segment EBITDA Margin" is calculated by dividing that segment's EBITDA by Segment Sales (in millions, except percentages):

				2015		Currency
			%	Currency	2015	Adj'd
Quarter Ended June 30:	2015	2014	Change	Impact $'s	As Adj'd	% Change

NET SALES:

Food and Beverage	$ 843	$ 846	-0.4%	$ (22.5)	$ 865.5	2.3%
Home, Health and Beauty	177	202	-12.4%	(16.4)	193.4	-4.3%
Industrial	123	143	-14.0%	(38.6)	161.6	13.0%
Specialty Chemicals	262	285	-8.1%	(10.6)	272.6	-4.4%
CDLM	22	3	nm		22.0	nm
Intersegment Eliminations	(5)	(12)	nm		(5.0)	nm
TOTAL NET SALES	$ 1,422	$ 1,467	-3.1%	$ (88.1)	$ 1,510.1	2.9%

SEGMENT INCOME:

Food and Beverage	$ 105	$ 93	12.9%	$ (5.1)	$ 110.1	18.4%
Home, Health and Beauty	20	17	17.6%	(3.1)	23.1	35.9%
Industrial	18	17	5.9%	(8.3)	26.3	54.7%
Specialty Chemicals	62	69	-10.1%	(6.1)	68.1	-1.3%
CDLM	2	(3)	nm		2.0	nm
TOTAL SEGMENT INCOME	$ 207	$ 193	7.3%	$ (22.6)	$ 229.6	19.0%
nm = not meaningful

Specialty Chemicals

		Currency	As Adj'd
Quarter Ended June 30:	2015	Impact	for Currency

Segment Sales	$ 262	$ 10.6	$ 272.6

Segment Income	$ 62	$ 6.1	$ 68.1
Depreciation and Amortization	8	--	8.0
Segment EBITDA	$ 70	$ 6.1	$ 76.1

Segment EBITDA Margin	26.7%		27.9%

CONTACT:	WestRock
	Investor Relations:	John Stakel, SVP-Treasurer, 678-291-7901
Jason Thompson, Dir. of Investor Relations, 804-444-2556
	Media:	Tucker McNeil, Dir. of Corporate Communications, 804-444-6353